CONSULTING AGREEMENT

the "**Consultant**": Mitchell Littman		**Email:** mlittman@littmankrooks.com	
Address: 655 Third Avenue, 20th Floor		**City:** New York	**State:** NY
Country: USA	**Zip:** 10017	**Phone:** (212) 490-2020	**Fax:**

RUBY CREEK RESOURCES, INC. ("**Company**")		A Nevada Corporation	
Address: 409 Granville Street, #400		**City:** Vancouver	**Province:** British Columbia
Country: Canada	**Zip:** V6C 1T2	**Phone:** 404.514.4692	**Fax:** 866.672.4994
Contact Person: Rob Slavik		**E-mail:** rts77@telus.net	

WHEREAS, Consultant has expertise in the area of Ruby Creek's business and is willing to provide professional services to Ruby Creek; and

WHEREAS, Ruby Creek is willing to engage Consultant as an independent contractor, and not as an employee, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, do hereby agree as follows:

Effective Date:	**Term:**
July 15, 2009	This Agreement shall become effective as of the Effective Date and shall remain in effect for one (1) year, provided that either Consultant or the Company may terminate this Agreement at any time by giving the other party thirty (30) business days' prior written notice of termination. For the avoidance of doubt, any such termination shall not affect the Consultant's continuing obligations to the Company under Section 5.

RS

SECTION 1. **Background**. The Company desires to retain the services of Consultant: (i) to provide primarily general advice on current standard strategies, practices and trends in areas of Consultant's expertise and (ii) from time-to-time to act as a consultant with respect to certain activities or specific projects as described in this Agreement, and Consultant is willing to so provide and act.

SECTION 2. **Description of Services**. Company hereby retains Consultant as a consultant to the Company, and Consultant hereby agrees to: (i) act as an advisor to the Chief Executive Officer and if so requested, attend board or management meetings via phone; and (ii) act as a consultant on such matters as the Company may reasonably request (the "**Consultant Service**"). The Consultant will be engaged by the Company as a Consultant for the exchange of strategic and business development ideas. Company shall promptly reimburse Consultant for any out-of-pocket expense incurred by Consultant in the performance of Consultant Service including, without limitation, travel expenses, when such expenses are made with prior consent from the Company, and in keeping with the Company's Travel & Expenses policy.

SECTION 3. **INDEPENDENT CONTRACTOR; NO AUTHORITY; NO BENEFITS.** CONSULTANT'S RELATIONSHIP WITH THE COMPANY SHALL BE THAT OF AN INDEPENDENT CONTRACTOR AND NOT THAT OF AN EMPLOYEE. ACCORDINGLY, CONSULTANT WILL NOT BE ELIGIBLE FOR ANY EMPLOYEE BENEFITS, NOR WILL THE COMPANY MAKE DEDUCTIONS FROM PAYMENTS MADE TO CONSULTANT FOR TAXES, WHICH SHALL BE SOLELY CONSULTANT'S RESPONSIBILITY. FOR THE AVOIDANCE OF DOUBT, CONSULTANT SHALL HAVE NO AUTHORITY UNDER THIS AGREEMENT TO ENTER INTO CONTRACTS WHICH BIND THE COMPANY OR CREATE OBLIGATIONS ON THE PART OF THE COMPANY.

SECTION 4. **Consideration**. As consideration for the Consultant Service provided hereunder, the Company will grant Consultant an option to purchase 75,000 shares of the Company's Common Stock at a price of $0.05 per share, pursuant to a new Stock Option Agreement under the Equity Incentive Plan, which option shall vest and *become exercisable over one (1) year at 25% per quarterly (i.e. three month periods) commencing on the date hereof* and ending when fully vested on the one year anniversary of the date hereof.

SECTION 5. **Proprietary Information.**

(a) **Confidentiality of Proprietary Information.** Consultant is not obligated to receive Proprietary Information (as defined below); however Consultant understands and agrees that all Proprietary Information shall be the sole property of the Company and its assigns, including all trade secrets, patents, copyrights and other rights in connection therewith. Consultant will hold in confidence and not directly or indirectly use or disclose to any third parties, both during Consultant's consulting relationship with the Company and for a period of one (1) year after termination (irrespective of the reason for such termination), any Proprietary Information Consultant obtains or creates during Consultant's consulting relationship, except to the extent authorized by the Company, or until such Proprietary Information: (i) is in the public domain through no fault of Consultant; or (ii) was properly known to Consultant, without restriction, prior to disclosure by Company, or (iii) was properly disclosed to Consultant, without restriction, by a person other than Company. Third parties include any foreign or domestic patent office. Consultant agrees not to make copies of such Proprietary Information except as authorized by the Company. Upon termination of Consultant's consulting relationship or upon an earlier request of the Company, Consultant will return or deliver to the Company all tangible forms of such Proprietary Information in Consultant's possession or control, including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof.

"**Proprietary Information**" means information or physical material not generally known or available outside the Company or information or physical material entrusted to the Company by third parties. This includes, but is not limited to, inventions, confidential knowledge, copyrights, product ideas, techniques, processes, formulas, object codes, mask works and/or any other information of any type relating to documentation, data, schematics, algorithms, flow charts, mechanisms, research, manufacture, improvements, assembly, installation, marketing, forecasts, sales, pricing, customers, the salaries, duties, qualifications, performance levels and terms of compensation of other employees, and/or cost or other financial data concerning any of the foregoing or the Company and its operations. Proprietary Information may be contained in material such as drawings, samples, procedures, specifications, reports, studies, customer or supplier lists, budgets, cost or price lists, compilations or computer programs, or may be in the nature of unwritten knowledge or know-how.

SECTION 6. **Advice of Counsel**. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

LTJ

SECTION 7. **General; Governing law; Notices.**

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Any action brought by either Party that arises out of or relates to this Agreement will be filed only in the state or federal courts located in the State of New York. Each Party irrevocably submits to the jurisdiction of those courts. Each Party waives any objections that it may have now or in the future to the jurisdiction of those courts, and also waives any claim that it may have now or in the future that litigation brought in those courts has been brought in an inconvenient forum. In the event that any provision of this Agreement shall be held to be unenforceable or against public policy pursuant to a final adjudication by a court of competent jurisdiction such provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and the other provisions shall be unaffected. Waiver by either Party of any term or condition of this Agreement shall not be deemed to be a waiver of any other term or condition or of any later breach of this Agreement. Nothing in this Agreement creates or shall be deemed to have created a partnership, joint venture, an employment contract or an agency agreement between the Parties or any third-party beneficiary relationship. Any written notice or other written communication to a Party under this Agreement shall be either delivered personally, sent by fax, or sent by express carrier for next business day delivery, freight or postage prepaid, and shall be deemed given when personally delivered or sent by fax or two (2) business days after deposit with an express carrier. Notices shall be sent to a Party at its address set forth above on the cover page of this Agreement or such other address or fax number as such Party may specify in writing.

SECTION 8 **Indemnification**

Company shall defend, indemnify and hold harmless Consultant from any and all claims, losses, demands, attorneys' fees, damages, liabilities, costs, expenses, obligations, causes of action or suits (all the foregoing, collectively, "Liabilities") proximately caused by Consultant's performance under this Agreement except to the extent that any intentionally wrongful act or gross negligence by Consultant proximately caused such Liabilities.

SECTION 9. **Entire Agreement.**

This Agreement represents the entire understanding between the Parties, and supersedes all previous and contemporaneous verbal or written negotiations or agreements, if any, on the subject matter of this Agreement. There are no representations, promises or covenants other than set forth herein. No modification of this Agreement shall be effective unless set forth in writing and signed by a duly authorized representative of each Party hereto. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be executed by their duly authorized signatories as of the Effective Date set forth above.

Authorized Signatory of Consultant:	Print Name and Title:	Date:
By: X: [signature] (please sign here)	Mr. Mitchell Littman	7-20-09
Authorized Signatory of: RUBY CREEK RESOURCES, INC. By: [signature]	**Print Name and Title:** Mr. Rob Slavik, CEO	**Date:** JULY 20/09